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                                                                   EXHIBIT 10.25

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.25 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.



                      By:     /s/  Hannes T. Smarason
                              --------------------------
                      Name:   Hannes T. Smarason
                      Title:  Senior Vice President and Chief Business Officer


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Islensk erfdagreining ehf., State Reg. No. 691295-3549, (IE) and Sigurdur
Ingibergur Bjornsson, Id. No. 300863-4859, ("the Employee") hereby enter into the following

                               EMPLOYMENT CONTRACT

1.       JOB TITLE AND FIELD OF WORK

The Employee is hired to work as Vice President and CEO of the Health-Care Database for IE. The workplace is the Employer's base of operations at Lynghals 1, Reykjavik, but if the Employer's base of operations in Reykjavik changes or increases in number, the Employee agrees to a change in his workplace.

The field of work covers all aspects in relation to the definition, installation and operation of the projected centralised Health-Care Database. All deviation from this definition shall be subject to the approval of the Employee and IE.

The immediate superior of the Employee shall be the President and CEO of IE.

Islensk erfdagreining ehf. plans to establish an independent subsidiary company for the operation of the centralised Database, upon which the Employee will become the president of that company.

The Employee shall have the right to serve on boards of directors of other companies, provided that such membership is not detrimental to the operation of IE or the Employee's ability to perform his duties.


2.       WORKING HOURS

The Employee's working hours shall be determined by the requirements of projects at any time. The Employee has the right, within reasonable limits, to arrange his working hours as he sees fit.


3.       WAGES AND WAGE TERMS OF EMPLOYEE

The Employee shall receive the following remuneration for his work:

         o Fixed monthly wages in the amount of ISK 750,000 or 9,000,000 per year. No separate payments shall be made for overtime work, and the above payment shall be a payment in full to the Employee for his work during the year.

         o The Employee shall receive an option to buy to 120,000 shares in deCODE genetics Inc., the parent company of IE. The purchase price of each share shall be $4. The Employee shall acquire this right for a period of four years, so that in each year he shall have the right to buy 1/4 of the above shares. However, one year shall elapse before he acquires the above right, after which the right shall accumulate on a monthly basis.

         o The Employee shall be entitled to a performance-related bonus payment, to be decided by a special Compensation Committee. The amount of such a bonus shall be variable, but could amount to 20-40% of the annual wages of the Employee.


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         o The Employee shall pay a contribution amounting to 4% of his total wages to a pension fund of his own choice, and the Employer shall pay 6% of the same amount.

         o Other fringe benefits shall be in accordance with those enjoyed by comparable directors of IE.


4.       PROVISIONS ON TERMINATION OF EMPLOYMENT

The Agreement may be terminated by either party with six-months' notice. However, the Agreement shall not be terminated by IE until 31 December 1999, from which time the termination shall not take effect until 1 July 2000. In the event that the Employee terminates the Agreement before 31 December 1999, IE shall, however, only be obligated to fulfil its obligations pursuant to this Agreement for six months immediately following the date of termination.


5.       ACCIDENTS, ILLNESS AND INSURANCE

In the event that the Employee has an accident at work, the Employer shall pay for the transport of the Employee home or to hospital and, for each instance, reimburse him for up to four weeks of normal, out-of-pocket medical expenses which are not covered by district health insurance or Social Security.

In each instance of an accident at work or a work-related illness caused on the job or by it, or occurring during transport to and from the workplace, the Employer shall pay up to three months' wages according to the Employee's wage scale in effect when the accident or illness occurs, provided that per diem benefits paid for these days by the State Social Security Institute and/or the district health insurance are paid to the Employer. The provisions of this paragraph shall not prejudice any additional rights which the Employee may have under the law.

Wage payments to the Employee during absences due to illness shall be arranged in the first year so that two days are paid for each month worked. When the Employee has worked for the Employer for one year or longer, wage payments during absences due to illness shall be arranged as follows: after one year, two months for every 12 months; after five years of work for the Employer, four months for every 12 months; and after 10 years working for the Employer, six months for every 12 months.

If an Employee becomes ill and for this reason cannot attend work, he shall immediately notify his superior, who shall decide whether a health certificate shall be requested. The certificate shall be from a consulting physician if so requested. The Employer shall pay for the health certificate if the above conditions are met.

After the first month at work a parent shall, without any deduction from wages, be entitled to spend a total of seven workdays of every 12-month period in ministering to his ill children under the age of 13, provided that other care cannot be procured.

The Employer shall insure the Employee against death and permanent or temporary disability caused be an accident while at work or while travelling a normal route between his home and the workplace.


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If, because of his work, the Employee has accommodations away from his home, the accommodations replace his home, but the insurance shall also cover normal trips between his home and these accommodations.

Compensation for death will be (as of 1 Jan. 1998):

1. If the deceased was not married and is not survived by a child and has not been supporting an aged parent 67 years of age or older, ISK 342,100.

2. If the deceased was not married but is survived by a child (children) under 17 and/or has demonstrably supported an aged parent or parents (aged 67 or older), ISK 1,083,500.


3. If the deceased was married, the compensation to the spouse shall be ISK 1,479,700.

4. If the deceased is survived by a child (adopted child, foster child) under 17 years of age, for each child ISK 284,800.


5.       Compensation is paid under only one of sub-paragraphs no. 1, 2 or 3.

In addition to sub-paragraphs 2 and 3, compensation may be paid under sub-paragraph 4.

The beneficiaries of death compensation provisions are:

1)       Legal heirs.

2)       Relevant parties equally

3)       Surviving spouse.

4) Relevant children, but paid to surviving spouse if he/she is one of the parents, or to an executor and/or trustee.

Compensation for permanent disability is paid in proportion to the insurance amount of ISK 2,589,000 so that each degree of disability from 26% to 50% is counted double, and each degree of disability from 51% to 100% works triple.

For temporary disability, per diem benefits of ISK 5,884 are paid per week four weeks after the accident occurred and until the injured person becomes able to work, although for no more than 48 weeks. ISK 785 per week are added to the per diem for each child under the age of 17 that the injured person is supporting.

The amounts of insurance will be reviewed twice a year, 1 January and 1 July, and increased in correspondence with changes in the cost-of-living index.

The insurance takes effect as soon as the Employee begins work and expires as soon as he stops working.

The policy terms of the insurance shall be the general policy terms in effect for wage earner job accident insurance at the Association of Icelandic Insurance Companies at the time of signature of this Employment Contract.


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In the event that the Employer becomes liable for damages in respect of the
Employee, accident compensation and per diem benefits paid to the Employee under provisions of this Employment Contract shall be fully deductible from any damages that the Employer may be made to pay. While the payment of wages continues, per diem benefits shall be paid to the Employer.


6.       CONFIDENTIALITY

The Employee fills a job involving responsibility and confidentiality for the Employer. He shall maintain the utmost confidentiality about whatever he has become aware of in his job regarding the Employer and the Employer's customers, and which can damage the interests of these parties. Due to the nature of his work, the Employee is under obligation to handle all information, documents and data to which he has access in his work with the utmost confidentiality. This confidentiality continues in force after termination of employment.

While the Employee works for the Employer and for one (1) year thereafter, the Employee shall not encourage any of the Employer's Employees to leave the employment of Employer.

If the Employee quits working for the Employer, he undertakes not to accept work either directly or indirectly at competing companies or with other competing parties, or to start up or join such operations for at least two years after termination of employment.


7.       PROPRIETARY INFORMATION AND INVENTIONS

Concurrently with the signing of this Employment Contract, the Employer and Employee enter into an agreement on proprietary information and inventions. That agreement is deemed a premise for and part of this Employment Contract.


Reykjavik, 15 January


On behalf of Islensk erfdagreining
Kari Stefansson [sign.]                    Sigurdur Ingibergur Bjornsson [sign.]